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                                                                   EXHIBIT 10.17



                     CONTRIBUTION AND ACQUISITION AGREEMENT

         This CONTRIBUTION AND ACQUISITION AGREEMENT, dated as of February 3, 1999 (this "Agreement"), among COLLECTORS UNIVERSE, INC., a Delaware corporation ("CUI"), and PROFESSIONAL COIN GRADING SERVICE, INC., a Delaware corporation (the "Company" or "PCGS"), and the individuals set forth on Exhibit A hereto, who are all of the stockholders of the Company (each a "Stockholder" and collectively, the "Stockholders").

                                    RECITALS:

         A. CUI has been formed, organized and capitalized under the laws of the State of Delaware for the purposes of effecting the transactions contemplated in this Agreement and the other agreements listed on Exhibit B hereto (the "Other Contribution Agreements") and to conduct such other business and affairs as the Board of Directors of CUI may from time to time find to be in the best interests of CUI.

         B. Each of the corporations or other business entities whose shares, ownership interests or assets are being contributed to CUI pursuant to this Agreement and or the Other Contribution Agreements (hereinafter sometimes referred to collectively as the "Founding Companies") is engaged in the business of marketing and selling, or providing services to, businesses that market and sell, Collectibles (as hereinafter defined) at retail establishments, by mail order, at trade shows or auctions or over the internet or by other means of electronic commerce (collectively, the "Businesses" or, individually, the "Business"). CUI intends to integrate the products and services offered by each of the Founding Companies in order to increase their sales, achieve efficiencies and reduce operating costs and to increase their presence and expand their sales over the Internet.

         C. CUI desires to acquire all of the capital stock of the Company, and Stockholder desires to contribute and convey all of his or her shares of capital stock of the Company to CUI and obtain, in exchange therefor, the number of shares of CUI Common Stock set forth opposite his or her name on Exhibit A hereto, all on the terms and conditions set forth herein, at or about the same time as and in conjunction with consummation of the similar transactions under the Other Contribution Agreements.

         D. This Agreement is being entered into by the parties, and the Other Contribution Agreements are being or have been entered into by CUI and the other parties thereto, as part of a unified plan of contribution and exchange of stock (the "Plan") that is intended by the parties to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). However, none of the parties to this Agreement nor any of the parties to the Other Contribution Agreements has made or is making any representations or warranties with respect to whether the transactions being consummated pursuant to and as part of such Plan will comply with the requirements of Code Section 351 or as to the consequences, under applicable federal, state or other tax laws, of such transactions to the parties to this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, CUI, and the Company and Stockholders hereby agree as follows:

                                    ARTICLE I
                            EXCHANGE OF CONSIDERATION

         1.1 Contribution of Company Shares. On the terms and subject to the conditions that are set forth in this Agreement, on the Closing Date (as hereinafter defined), each Stockholder shall contribute, convey, assign, transfer and deliver to CUI all of the shares of Common Stock of the Company owned of record and beneficially by such Stockholder (his or her "Company Shares"), free and clear of all liens,
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claims, encumbrances, pledges, options, security interests and any other adverse interests of any kind or nature whatsoever, in exchange for the Acquisition Consideration (as defined in Section 1.2 below).

         1.2 Acquisition Consideration. On the terms and subject to the conditions that are set forth in this Agreement, at the Closing CUI shall, as consideration for the contribution by each Stockholder of his or her Company Shares to CUI, issue to such Stockholder the number of validly issued, fully paid and nonassessable shares of CUI Common Stock set forth opposite the name of such Stockholder on Exhibit A hereto. The CUI Shares that each Stockholder will receive pursuant to this Section 1.2 shall constitute and will sometimes be referred to herein as the "Acquisition Consideration" or the "CUI Shares".

         1.3 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, on the third (3rd) business day after satisfaction or waiver of such conditions precedent, provided, however, that, if the Closing occurs on or before March 12, 1999, the transactions contemplated hereby shall be effective for accounting purposes as of February 5, 1999 (the "Effective Date"). At the Closing, Each Stockholder shall (i) surrender to CUI all of the certificates evidencing his or her Company Shares, together with one or more stock assignments separate from certificate, each duly endorsed in blank and with signature guaranteed, and (ii) shall execute and deliver to CUI a Stockholders Agreement substantially in the form of Exhibit C hereto (the "Stockholders Agreement"). In exchange therefor, CUI shall deliver to each such Stockholder a certificate evidencing the CUI Shares constituting such Stockholder's Acquisition Consideration, issued in the name of such Stockholder The parties also shall execute and deliver the additional documents and instruments listed on Exhibit D hereto (the "Closing Documents").

                                   ARTICLE II
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND STOCKHOLDERS

         The Company and the Stockholders hereby jointly and severally represent and warrant to CUI that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to CUI that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"):

         2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate the properties it purports to own, and to operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect (as hereinafter defined). The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities make such qualification or licensing necessary, except for any such failure to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any ownership, equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity. The term "Material Adverse Effect," when used in connection with the Company, means any change, effect or circumstance that is materially adverse to the business, assets, financial condition, results of operations or prospects of the Company, other than any


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such changes, circumstances or effects that are set forth or described in the
Company Disclosure Schedule.

         2.2 Certificate of Incorporation and By-Laws. Stockholders have heretofore furnished to CUI a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         2.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) _____ shares of Company Common Stock, par value $0.01 per share. Of the authorized Company Shares, a total of ____ Company Shares are issued and outstanding , and all of such Company Shares were validly issued and are fully paid and nonassessable. The Company is not authorized to issue or sell and has not issued or sold any shares of capital stock other than shares of Common Stock.

                  (b) Except as otherwise set forth in Section 2.3 of the Company Disclosure Schedule there are no shares of Common Stock held in treasury or reserved for future issuance pursuant to stock options, warrants or other rights to acquire, by purchase, exchange conversion or otherwise, any shares of Common Stock of the Company. There are no options, warrants or other rights, and there are no agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company.

                  (c) There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any business entity.

         2.4 Authority Relative to this Agreement.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action, and no other corporate or stockholder proceedings or actions are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by CUI, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER


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         Each Stockholders, severally and not jointly, hereby represent and warrant to CUI that:

         3.1 Authority and Capacity. Such Stockholder has the full legal right and capacity to execute and deliver, and to perform his or her obligations under, and has duly executed and delivered, this Agreement with the intent to be legally bound hereby. This Agreement constitutes, and when executed and delivered by such Stockholder, the Stockholders Agreement and any Non-Competition Agreement (as hereinafter defined) which, pursuant to Section
5.6 hereof, such Stockholder has agreed to execute and deliver, will constitute, valid and legally binding obligations of such Stockholder that are enforceable against such Stockholder in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and by general principles of equity relating to the availability of equitable remedies (regardless of whether any such agreements are sought to be enforced in a proceeding at law or in equity). Such Stockholder is not obligated to obtain any consent or approval of any other person (other than of his or her spouse, if any) in connection with the execution and delivery of this Agreement or the other Agreements that the Stockholder is entering into pursuant hereto (the "Additional Agreements") or the consummation of the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the Additional Agreements and the consummation by such Stockholder of the transactions contemplated hereby or thereby will not violate, or constitute a breach or default under or cause the acceleration of any obligation or liability under any contract, promissory note, mortgage, lease, license, permit, writ, decree or other instrument or agreement to which such Stockholder is a party or is subject.

         3.2 The Company Shares. Such Stockholder is the record and beneficial owner of, and has and on the Closing Date will transfer and convey to CUI, good and marketable title to, the shares of Company Common Stock set forth opposite his or her name on Exhibit A hereto, free and clear of any and all liens, claims, encumbrances, pledges, security interests, options, rights of first refusal, community property interests, restrictions and any other adverse interests of any kind or nature whatsoever, other than restrictions on the transferability under the federal securities laws which, however, are not an impediment to consummation of the transactions contemplated hereby. Such Stockholder has not sold, transferred, conveyed, assigned, hypothecated, or granted any security interest in or pledged, or granted any option or right entitling anyone to acquire, any of the Company Shares owned by him or her, and has not entered into nor is he or she a party to or bound by any agreement, commitment or understanding (written or oral) to do any of the foregoing. The Company Shares owned by such Stockholder are not subject to any liabilities and no liabilities will arise as a result of or in connection with the consummation by such Stockholder of the transactions contemplated hereby.

         3.3 Securities Law Compliance. Each Stockholder represents and warrants that:

                  (a) He or she has been advised and understands and agrees that the CUI Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), nor qualified under any state securities laws, on the ground (among others) that no distribution or public offering of the CUI Shares is to be effected in connection with the transactions contemplated herein and in issuing the CUI Shares to such Stockholder, CUI is relying on the accuracy and completeness of the representations and warranties of such Stockholder set forth in this Section 3.3.

                  (b) He or she is acquiring the CUI Shares for his or her own account, and not as a nominee or agent for any other persons or entities, and for investment and not with a view to distribution or resale thereof.

                  (c) He or she acknowledges that he or she has been informed and understands that no public market for the CUI Shares exists and that there can be no assurance that any such market may develop or exist in the future and, even if a public market does develop, that the CUI Shares may not be sold or transferred except in compliance with the 1933 Act or any exemption thereunder and there is no


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assurance that any exemption from registration, including Rule 144 under the
1933 Act will become available to permit resales of the CUI Shares.

                  (d) He or she has or has been furnished with such information regarding CUI and the CUI Shares as he or she has requested of CUI and has had an opportunity to ask questions of the officers of CUI regarding, and to become informed about, CUI and its business and its consolidated financial condition and results of operations.

                  (e) Such Stockholder is an "Accredited Investor" as such term is defined in Regulation D under the 1933 Act.

                  (f) Such Stockholder acknowledges and agrees that (i) until his or her CUI Shares become eligible for resale under Rule 144(k) under the 1933 Act, any proposed sale or other transfer or disposition of any of the CUI Shares, other than pursuant to an effective registration statement under the 1933 Act, may not be made unless and until such Stockholder has furnished to CUI an opinion of counsel, reasonably acceptable to CUI and its counsel, to the effect that the proposed sale or other transfer or disposition is exempt from registration under the 1933 Act, and (ii) the CUI Shares will be subject to the Stockholders Agreement referred to in Section 1.4 hereof and, until such Stockholders Agreement has been terminated (A) no sale or other disposition of the CUI Shares may be made except in compliance therewith and (B) the CUI Shares may be required to be sold in one or more transactions involving sales of shares of CUI initiated by certain other of the CUI Stockholders, all as more fully provided in the Stockholders Agreement. The Stockholder has read and understands the Stockholders Agreement.

                  (g) Such Stockholder acknowledges and agrees that the certificate representing the CUI Shares shall contain restrictive legends in the forms set forth in the form of Stockholders Agreement attached hereto as Exhibit C or restrictive legends that are substantially similar thereto.

         3.4 Acknowledgements and Agreements Regarding CUI Representations. Each Stockholder acknowledges and agrees that (a) CUI has not made, and is not making, any representations or warranties to such Stockholder with respect to
(i) the federal, state or local income or other tax consequences to such Stockholder of his or her consummation of the transactions contemplated hereby, or (ii) the future performance of CUI; and (b) in entering into this Agreement, and the Additional Agreements, each such Stockholder is not relying on any statements or representations or warranties of CUI, or any representations or warranties made or purported to have been made by any officer, director, stockholder, employee or agent of CUI, other than the express representations and warranties of CUI contained in this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CUI

         CUI hereby represents and warrants to each of the Stockholders that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by CUI to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV (the "CUI Disclosure Schedule"):

         4.1 Organization and Qualification; Subsidiaries. CUI is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, and to operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals would not have a Material Adverse Effect (as hereinafter defined) on CUI. CUI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or


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licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. The term "Material Adverse Effect," when used in connection with the CUI or any of its subsidiaries, means any change, effect or circumstance that is materially adverse to the business, assets, financial condition, results of operations or prospects of the CUI and its subsidiaries, taken as a whole, other than any such changes, circumstances or effects that are set forth or described in the CUI Disclosure Schedule.

         4.2 Certificate of Incorporation and By-Laws. CUI has heretofore furnished to the Stockholders a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. CUI is not in violation of any of the provisions of Certificate of Incorporation or By-Laws.

         4.3 Capitalization. As of the date hereof, the authorized capital stock of CUI consists of 30,000,000 shares of Common Stock, par value $.001 per share. On consummation of the transactions contemplated by this Agreement and the Other Contributions Agreements, there will be (i) a total of 19,000,000 fully paid and nonassessable shares of Common Stock that will be issued and outstanding, which will include the CUI Shares being issued under this Agreement; and (ii) 3,250,000 shares of Common Stock reserved for issuance on the exercise of stock options (either granted or to be granted in the future). Except as set forth in
Section 4.3 of the CUI Disclosure Schedule, as of the date of hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of CUI or obligating CUI to issue or sell any shares of capital stock of, or other equity interests in, CUI. There are no obligations, contingent or otherwise, of CUI to repurchase, redeem or otherwise acquire any of the capital stock of CUI.

         4.4 Power and Authority. CUI has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by CUI and the consummation by CUI of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CUI, and no other corporate proceedings on the part of CUI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CUI and, assuming due authorization, execution and delivery by the Company and Stockholders, constitutes a legal, valid and binding obligation of CUI enforceable against it in accordance with its terms, except as the enforceability thereof may be subject to or limited by
(i) bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting rights of creditors, and (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

                                    ARTICLE V
                ACTIONS TO BE TAKEN PENDING AND AFTER THE CLOSING

         5.1 Prohibited Actions. Between the date hereof and the earlier of the consumation of the Closing or termination of this Agreement, the Company and each of the Stockholders agree not to take any action which they know, or reasonably should have known (i) would make any of their respective representations or warranties contained in this Agreement untrue or incorrect, or (ii) would prevent or interfere with the performance by the Company or such Stockholder of any of their respective covenants contained in this Agreement. Each Stockholder also covenants and agrees that he or she will not grant any options or rights to acquire, or pledge or permit the imposition of any liens or encumbrances on or hypothecate, any of such Stockholder's Company Shares and he or she will not enter into any agreement or understanding, written or oral, that provides therefor.

         5.2 Access to Information. During the period from the date hereof and continuing until the earlier of the completion of the Closing or termination of this Agreement, each of the Company and CUI, upon reasonable notice, and subject to the provisions of Section 5.8 hereof, shall each (i) afford to the


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officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period between the date hereof and continuing until the earlier of the Closing or termination of this Agreement, to all its properties, books, contract, commitments and records (ii) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and (iii) make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either CUI or the Company may reasonably request.

         5.3 Consents; Approvals. The Company, the Stockholders and CUI shall each use their best reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all governmental and regulatory rulings and approvals), and the Company, the Stockholders and CUI shall make all filings (including, without limitation, all filings with governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, the Stockholders and CUI and the consummation by them of the transactions contemplated hereby. The Company, the Stockholders and CUI shall furnish all information required to be included in any applications or other filings to be made pursuant to the rules and regulations of any governmental body in connection with the transactions contemplated by this Agreement.

         5.4 Notification of Certain Matters. The Company or the Stockholders shall give prompt notice to CUI, and CUI shall give prompt notice to the Company of (i) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, the Stockholders or CUI, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 Non-Competition and Employment Agreements. Each of the Stockholders named on Exhibit E hereto shall execute, and deliver to CUI at the Closing, Non-Competition Agreements substantially in the form of Exhibit F hereto (the "Non-Competition Agreements"). At the Closing, CUI shall assume any employment agreement that may exist between the Company and any officer thereof.

         5.6 Option Plan. Upon consummation of the Closing, CUI shall assume the Company's Employee Stock Option Plan (the "Plan") and each stock option that is outstanding under the Plan as of the Closing Date, and entitles the option holder to acquire Company Shares now or in the future ("Company Options"). Upon such assumption, each Company Option shall automatically be converted into an option (a "CUI Option") entitling the holder of such Company Option (the "Optionee") to purchase, on the terms set forth in the Option Agreement evidencing such Company Option (a "Company Option Agreement") a number of shares of Common Stock of CUI ("CUI Option Shares") that is equal to the number of shares of Common Stock of CUI that the option holder would have received pursuant to this Agreement had he exercised such Company Options in their entirety to purchase Company Shares immediately prior to the date hereof and had been a party to this Agreement. Promptly following the Closing, CUI shall execute and deliver to each such Optionee an Option Agreement, substantially identical to the Company Option Agreement, entitling him or her to purchase such CUI Option Shares at an option exercise price per share that is equal to the number that, when multiplied by the total number of CUI Option Shares the Optionee has become entitled to purchase by reason of the provisions hereof and of the provisions of the Company Plan, would be equal to the aggregate option exercise price that such Optionee would have been required to pay if he had exercised all of the Company Options immediately prior to the consummation of the transactions contemplated hereby.

         5.7 Further Action. On the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as


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practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. From and after the Closing, each party shall take such actions and execute such documents and instruments as any other party may reasonably request to better evidence or effectuate the transactions contemplated by this Agreement or the Exhibits hereto.

         5.8 Confidential Information. Each party acknowledges that it or any of its officers, directors, managers, employees, agents or advisors ("Representatives") may be given, by one of the other parties hereto (a "disclosing party") or any of such disclosing party's Representatives, access to various items of proprietary and confidential information of the disclosing party in the course of investigations and negotiations prior to Closing. Each party hereto who is furnished or given access to the confidential information of a disclosing party (a "receiving party") agrees that such confidential information shall be kept strictly confidential by the receiving party and by its Representatives and shall not be used for any purpose other than to facilitate the consummation of the transactions contemplated herein. Confidential information shall include any proprietary business or other information which is delivered (orally or in writing) or to which access is given by a disclosing party or any of its Representatives to the receiving party or any of its Representatives, and any such information that is included in or incorporated into any notes, analyses, memoranda, projections or other documents that are prepared by the receiving party or any of its Representatives, unless such information (a) is already of public knowledge, or (b) becomes of public knowledge through no fault, action or inaction of the receiving party or its Representatives, or (c) is demonstrated convincingly by the receiving party to have been known by the receiving party, or any of its Representatives, prior to the disclosure of such information by the disclosing party to the receiving party, unless such knowledge was acquired from a person who the receiving party or its Representatives knew or reasonably should have known was subject, at the time of such disclosure, to a fiduciary or other duty of non-disclosure to the disclosing party. Except as permitted by Section 5.8, no party hereto, nor its respective Representatives, shall intentionally disclose any confidential information of any of the other parties to any third person; provided, however, that such information may be disclosed (i) with the written consent of the other parties hereto, (ii) in applications or requests required to be made to obtain licenses, permits, approvals or consents needed to consummate the transactions contemplated herein, (iii) to the professional advisors of each party hereto who need to know such information in connection with the consummation of the transactions contemplated hereby, or (iv) pursuant to court order or subpoena, provided, however, that if any receiving party or any of its Representatives is served with a court order or subpoena that would require the disclosure of any of the confidential information of a disclosing party, the receiving party or such Representative so served (as the case may be) shall promptly, but in any event within three (3) days thereafter, notify the disclosing party thereof and shall provide reasonable cooperation, at the disclosing party's expense, with any efforts that the disclosing party may undertake to quash such court order or subpoena or obtain a protective order with respect to the disclosure and use of such confidential information. The restrictions and obligations contained in this Section 5.8 shall survive any termination of this Agreement; provided, however, that, if the transactions contemplated hereby are consummated, the obligations of CUI and any subsidiaries thereof under this Section 5.8 shall terminate, but all of the obligations of the Company and Stockholders under this
Section 5.8 shall survive and shall continue in full force and effect at all times after the Closing.

         5.9 Certain Consents and Agreements of Stockholders. By executing this Agreement, each Stockholder:

                  (a) Consents hereby to the approval and adoption of the amendment, set forth in Exhibit G to this Agreement, to the Certificate of Incorporation of PCGS, which provides that Article V of the Certificate of Incorporation, which limits the number of record stockholders that the Company may have to 30 and requires the Company to maintain its status as an "S" corporation for federal income tax purposes, be deleted in its entirety from the Certificate of Incorporation.


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                  (b) Consents to the termination of the Company status as an
"S" corporation for federal income tax purposes that will result from consummation of the transactions contemplated by this Agreement.

                  (c) Acknowledges and agrees that, (i) except as such Stockholder sets forth otherwise on a Disclosure Schedule addressed and delivered to CUI, and signed and dated by such Stockholder, on the date of this Agreement (the "Stockholder's Disclosure Schedule"), the number of shares of Common Stock of PCGS set forth opposite the name of such Stockholder on Exhibit A hereto is the total number of shares of PCGS Common Stock owned, of record or beneficially, by such Stockholder and the Stockholder does not have any options or rights to purchase or otherwise acquire any additional shares of PCGS Common Stock either from PCGS or from any other Stockholder of PCGS; and (ii) except for compensation that is payable to him or her for services rendered as an employee of PCGS or rights under the Option Agreements set forth in Section 2.3 of the Company Disclosure Schedule, such Stockholder does not have any claims or causes of action, whether asserted or unasserted, against PCGS, or any of its officers or directors, arising out of any transactions that may have occurred between such Stockholder and PCGS or such Stockholder and any officer or director of PCGS, either in his or her capacity as such or in his or her individual capacity, relating in any way to PCGS or its business or to shares of stock of PCGS or arising out of the management or conduct of PCGS' businesses.

         5.10 Releases.

                  (a) Each Stockholder hereby irrevocably and unconditionally releases, acquits and forever discharges PCGS and each of its directors and executive officers, in the capacity as directors or officers and also in their individual capacities, from any and all claims, actions, charges, complaints, causes of action, rights, damages (including attorneys' fees and costs), demands, debts, or accountings of any nature whatsoever, known or unknown, suspected or unsuspected, whether statutory or common law, which such they may have against each other based any transactions that have taken place prior to the date hereof between such Stockholder and PCGS or such Stockholder and any officer or director of PCGS involving the sale, transfer or other disposition of any shares of Common Stock of PCGS by such Stockholder to PCGS or any officer or director thereof (collectively, the "Released Claims").

                  (b) WAIVER OF CIVIL CODE SECTION 1542: Each Stockholder expressly waives and relinquishes any and all rights which he or she may have under the provisions of Section 1542 of the California Civil Code, pertaining or relating solely to the Released Claims. Section 1542 of the California Civil Code reads as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Obligations of Each Party to Consummate Transactions. The performance by each party of its respective obligations under this Agreement shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions unless waived in writing by such party:

                  (a) Absence of Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall


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
be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby which makes their consummation illegal.

                  (b) Governmental Actions. There shall not have been instituted, pending or threatened, in writing, any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit CUI, following the Closing, from exercising any of the material rights and privileges pertaining to its ownership of the Company or the ownership or conduct of its business.

                  (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained by CUI or the Company or any of the Stockholders for the authorization, execution and delivery of this Agreement and the consummation by each such party of the transactions contemplated hereby shall have been obtained by CUI, the Company or the Stockholders (as the case may be), except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on the Business or CUI;

         6.2 Additional Conditions to Obligations of CUI. The obligations of CUI to consummate its acquisition of the Business and the Contributed Assets and to perform its other obligations under this Agreement also are subject to the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company and each Stockholder contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for (i) changes contemplated by this Agreement or by the Company Disclosure Schedule, and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, and CUI shall have received a certificate to such effect signed by the President of the Company and by each Stockholder.

                  (b) Performance of Covenants. The Company and each Stockholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him or her (as the case may be) on or prior to the Closing Date, including the execution and delivery by each Stockholder of the Stockholders Agreement and the execution and delivery of a Non-Competition Agreement by each of the Stockholders named on Exhibit E hereto, and CUI shall have received a certificate to such effect signed by the President of the Company and the Stockholder.

                  (c) Consummation of Other Transactions. The transactions contemplated by the Other Contribution Agreements shall have been consummated at or about the same time as the Closing hereunder.

                  (d) Additional Instruments. CUI shall have received the Closing Documents listed on Exhibit D hereto and such other instruments and documents as CUI or its counsel reasonably deems to be necessary.

         6.3 Additional Conditions to Obligations of the Company and Stockholder. The obligation of the Company and Stockholder to consummate their respective obligations under this Agreement is also subject to the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of CUI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for (i) changes contemplated by this Agreement or by the CUI Disclosure Schedule, and
(ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, and the Stockholder shall have received a certificate to such effect signed by the President of CUI.

                  (b) Agreements and Covenants. CUI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Stockholder shall have received a certificate to such effect signed by the President of CUI.

                  (c) Additional Instruments. Each Stockholder shall have received the additional Closing Documents listed on Exhibit D hereto and such other instruments and documents as such Stockholder or its counsel reasonably deems to be necessary.

                                   ARTICLE VII
                                   TERMINATION

         7.1 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing:

                  (a) By mutual written consent of CUI and the Company; or

                  (b) By CUI, if any of the conditions to its obligations set forth in Section 6 of this Agreement shall not have been satisfied, or waived by CUI in writing, prior to March 12, 1999;

                  (c) By the Company if any of the conditions set forth in
Section 6 of this Agreement to the obligations of the Company or the Stockholders shall not have been satisfied, or waived in writing by the Stockholders, prior to March 12, 1999;

         Provided, that in each of the foregoing cases the party so terminating is not in breach of any of its material obligations or representations or warranties under this Agreement.

Notwithstanding anything to the contrary contained elsewhere in this Agreement, if a party hereto has breached this Agreement (a "Breaching Party") and such breach is of a nature that it is susceptible of cure, and the other party determines to terminate this Agreement by reason thereof, such other party shall give prompt written notice of such termination to the Breaching Party and such intended termination shall not become effective provided that the Breaching Party effectuates a cure of such breach by the earlier of (i) the 30th day following such notice of termination or (ii) March 12, 1999.

         7.2 Procedure Upon Termination. Any termination and abandonment by CUI or the Stockholders, or both, pursuant to Section 7.1 hereof, shall be effective on written notice thereof from the terminating party to the other parties and upon any such termination:

                  (a) Each party will redeliver all documents, workpapers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

                  (b) The obligations of confidentiality set forth in Section
5.8 hereof shall continue despite such termination; and

                  (c) The parties shall be relieved of any obligation to consummate the transactions contemplated hereby, but none of the parties shall be relieved of any liability for its breach or default under this Agreement.

                                  ARTICLE VIII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Regardless of any due diligence or other investigation, either prior to or after the Closing, or any verification or approval by any party hereto or by anyone or on behalf of any party hereto, all of the representations and warranties set forth in this Agreement or in any certificates delivered pursuant hereto shall remain in full force and effect and shall survive the Closing until the expiration of three (3) years from the Closing Date, except that (i) the representations and warranties of the Company and each of the Stockholders contained in Sections 2.3 and 2.4, the representations and warranties of the Stockholders contained in Sections 3.1 and 3.2 and the representations and warranties of CUI contained in Sections 4.3 and 4.4, shall survive for a period of seven (7) years following the Closing. All covenants which by their terms require performance or compliance following the Closing shall remain in full force and effect and shall survive the Closing until they have been fully performed and discharged.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the addresses set forth on Exhibit H hereto or sent by electronic transmission, with confirmation received, to the telecopy numbers specified on that Exhibit (or at such other address or telecopy number for a party as shall be specified by like notice).

         9.2 Interpretation and Certain Definitions. This Agreement is the result of arms'-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. Unless otherwise indicated elsewhere in this Agreement, (a) the term "or" shall not be exclusive, (b) the term "including" shall mean "including, but not limited to," and (c) the terms "herein," "hereof," "hereto," "hereunder" and other terms similar to such terms shall refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear. In addition, for purposes of this Agreement, the term:

                  (a) "business day" means any day other than a day on which banks in California are required or authorized to be closed.

                  (b) "Collectibles" means rare or valuable coins, stamps, sports cards, sports memorabilia, comic books, movie posters, items autographed by recording artists, or sports, movie, television or other celebrities, game-used and other products or items the value of which is greater than the customary retail price of similar items or products because they are associated with a recording artist, or sports, movie, television or other celebrities or a well-known event and other products or items (such as antiques) which derive their value largely from their uniqueness or the limited quantity or availability thereof.

                  (c) "control" (including the terms "controlled by" and "under common control with") means possession, directly or indirectly or as trustee or executor, or the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

                  (d) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934).

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, provided, however, the signature of the Company shall not be required if such instrument has been signed by Stockholders.

         9.4 Waiver. At any time prior to the Closing, the Stockholders, on behalf of the Stockholders and the Company, may with respect to CUI and CUI may with respect to the Stockholders and the Company (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.5 Headings. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define, limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

         9.6 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, unless such invalidity, illegality or unenforceability would prevent consummation of the material transactions contemplated hereby or would have a Material Adverse Effect on the Business or CUI.

         9.7 Entire Agreement. This Agreement (inclusive of the Company Disclosure Schedule and CUI Disclosure Schedule) constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof.

         9.8 Assignment. This Agreement shall not be assigned voluntarily by any of the parties nor by operation of law or otherwise.

         9.9 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

         9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         9.11 Governing Law; Jurisdiction over Legal Actions. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California applicable to contracts executed and fully performed within the State of California. In the event any party hereto is required to initiate any legal action or proceeding to enforce its rights hereunder, such action or proceeding shall be brought and maintained exclusively in the Superior Court for the County of Orange, in California and each party agrees to accept, and not to challenge, the jurisdiction of such court over the parties and the subject matter of such action or proceeding or the convenience of the forum and to accept and not to challenge the adequacy of service by certified or registered mail. The prevailing party in any such action or proceeding shall be entitled to recover its reasonable attorneys fees and disbursements, expert witness fees and disbursements and other costs of suit from the non-prevailing party. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY SUCH ACTION OR PROCEEDING, IRRESPECTIVE OF WHICHEVER PARTY MAY BRING ANY SUCH ACTION OR PROCEEDING.

         9.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of CUI and the Company has caused this Contribution and Acquisition Agreement to be executed, by its respective officers thereunto duly authorized, and the Stockholders have executed this Agreement, as of the date first written above.

COLLECTORS UNIVERSE, INC.             PROFESSIONAL COIN GRADING SERVICE, INC


By:    /s/ David Hall                 By:    /s/ David Hall
       ---------------------------           --------------------------------

Name:  David Hall                     Name:  David Hall
       ---------------------------           --------------------------------

Title: President                      Title: President
       ---------------------------           --------------------------------


                                (Signatures of Stockholders follow on next page)

  STOCKHOLDERS:


/s/ David Hall                             /s/ Van Simmons
------------------------------------       -------------------------------------
David Hall                                 Van Simmons

/s/ Gordon Wrubel and Betty Wrubel         /s/ John Dannreuther
------------------------------------       -------------------------------------
Gordon Wrubel and Betty Wrubel             John Dannreuther

/s/ Steve Cyrkin                           /s/ Carol Cyrkin
------------------------------------       -------------------------------------
Steve Cyrkin                               Carol Cyrkin

/s/ Q. David Bowers                        /s/ Stephen Mayer
------------------------------------       -------------------------------------
Q. David Bowers                            Stephen Mayer

/s/ Rick Montgomery                        /s/ Steve Rocchi
------------------------------------       -------------------------------------
Rick Montgomery                            Steve Rocchi

/s/ Michael J. Standish                    /s/ Louis M. Crain
------------------------------------       -------------------------------------
Michael J. Standish                        Louis M. Crain

/s/ Mike Baker                             /s/ Brent Gutekunst
------------------------------------       -------------------------------------
Mike Baker                                 Brent Gutekunst